                                                                          Page 1
Chase Manhattan Auto Grantor Trust 1996-B
                                                 Statement to Certificateholders
                                                           May 15 2000

        DISTRIBUTION IN DOLLARS
               ORIGINAL            PRIOR                                                                                 CURRENT
                FACE             PRINCIPAL                                                    REALIZED   DEFERRED       PRINCIPAL
   CLASS        VALUE              BALANCE         PRINCIPAL       INTEREST      TOTAL         LOSES     INTEREST        BALANCE
A          1,478,422,107.71    148,192,658.97   14,024,709.97    816,294.56   14,841,004.53     0.00       0.00      134,167,949.00
B             45,725,000.00      4,583,338.74      433,759.66     25,819.47      459,579.13     0.00       0.00        4,149,579.08
TOTALS     1,524,147,107.71    152,775,997.71   14,458,469.63    842,114.03   15,300,583.66     0.00       0.00      138,317,528.08

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                               PASS-THROUGH RATES
               PRIOR                                                      CURRENT                               CURRENT
             PRINCIPAL                                                   PRINCIPAL            CLASS            PASS THRU
 CLASS         FACTOR       PRINCIPAL      INTEREST         TOTAL          FACTOR                                 RATE
A          100.23704204     9.48626911    0.55213904     10.03840815    90.75077294             A              6.610000 %
B          100.23704188     9.48626922    0.56466856     10.05093778    90.75077266             B              6.760000 %
TOTALS     100.23704204     9.48626911    0.55251493     10.03878404    90.75077293






IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Kimberly Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com
                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B
                                                            May 15 2000
                                                 STATEMENT TO CERTIFICATEHOLDERS

                                                           Due Period                                                             44
                                                           Due Period Beg Date                                              04/01/00
                                                           Due Period End Date                                              04/30/00
                                                           Determination Date                                               05/10/00

Section 5.8(iii)  Servicing Fee                                                                                           127,313.33
Section 5.8(iii)  Servicing Fee per $1000                                                                                 0.08353087

Section 5.8(v)    Pool Balance at the end of the Collection Period                                                    138,317,528.08

Section 5.8(vi)   Net Losses for Collection Period                                                                        113,713.96

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                                                                        0.00
                                        Class B Interest                                                                        0.00
                                        Class A Principal                                                                       0.00
                                        Class B Principal                                                                       0.00
                                        TOTAL                                                                                   0.00

Section 5.8(viii) Reserve Account Balance after Disbursement                                                           11,431,103.00

Section 5.8(ix)   Specified Reserve Account Balance                                                                    11,431,103.00

Section 5.8(x)    Repurchase Amounts for Repurchased Receivables
                                        By Seller                                                                               0.00
                                        By Servicer                                                                        88,803.72
                                        TOTAL                                                                              88,803.72

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B
                                                             May 15 2000

Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                                       3,971,575.78
                                        Unreimbursed Advances for Period                                                4,044,736.95
                                        Change From Previous Periods                                                       73,161.17

                                        Reimbursed advance from collections                                               143,658.13
                                        Reimbursed advance from liquidation proceeds                                       15,398.10
                                        Reimbursed advance from reserve account withdrawals                                     0.00






                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION